Exhibit 10(p)(p)(p)

SIXTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and restated effective October 1, 2006)

The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006, is hereby amended, effective December 1, 2010, to provide as follows:

1.             The following sentence shall be added to the end of the first paragraph of Section 5.4 of the Plan, to read as follows:

“The amount withdrawn for an Unforeseeable Emergency is subject to a minimum of $10,000.”

This Sixth Amendment to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted effective May 26, 2011.

HEWLETT-PACKARD COMPANY

By:	/s/ Tracy S. Keogh
Tracy S. Keogh
Executive Vice President, Human Resources